SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                        ______________________

                           FORM 8-K/A No. 1



                           CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



                            Date of Report
                  (Date of earliest event reported)
                            March 31, 1995



                      UNION CARBIDE CORPORATION
        (Exact name of registrant as specified in its charter)



                               New York
            (State or other jurisdiction of incorporation)



        1-1463                               13-1421730
(Commission File Number)          (IRS Employer Identification No.)



    39 Old Ridgebury Rd, Danbury, CT            06817-0001
(Address of principal executive offices)        (Zip code)



                  Registrant's telephone number,
                including area code 203-794-2000



   Total number of sequentially numbered pages in this filing,
                   including exhibits thereto:   20



Item 2.  ACQUISITION OF ASSETS

         On March 31, 1995, Union Carbide Corporation ("UCC") acquired 50% of the equity of Polimeri Europa S.r.l. ("PE"), a joint venture company. EniChem S.p.A. ("EniChem") retained the other 50% of the equity in PE. In anticipation of UCC's acquisition of its equity interest, EniChem had transferred to PE all of its polyethylene business, excluding its wire and cable compounds business. The purchase price for UCC's 50% share of the joint venture's equity was DM323,000,000, and was determined by arms-length negotiations between UCC and EniChem.

         The joint venture's business includes polyethylene production and research and development facilities in Italy, Germany and France, ethylene steam crackers in Italy and France, EniChem's polyethylene resin technology, and EniChem's polyethylene sales activities. The venture also holds a non-exclusive license of UCC's UNIPOL technology. The shareholders intend to use the joint venture's assets to continue to operate the polyethylene business.

         The purchase price was paid in full at the closing, and was funded through a portion of the proceeds of the January 1995 recapitalization of UCAR International Inc. and operating cash flows.

         This description of UCC's acquisition of a 50% interest in the joint venture is qualified in its entirety by reference to the Stock Purchase and Sale Agreement dated as of February 9, 1995, as amended by letter agreement dated March 31, 1995, between EniChem S.p.A. and Union Carbide Corporation, a copy of which is incorporated by reference as an exhibit to this report.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     The financial statements of Polimeri Europa S.r.l. included herein were prepared on a combined basis from the books and records of EniChem S.p.A. as if the joint venture had been in existence since January 1, 1994. There is no assurance that PE's financial position at December 31, 1994 or its results of operations for the year then ended would have been the same as those reflected in these combined financial statements if the joint venture had actually been in existence in 1994. Furthermore, these financial statements are not necessarily indicative of PE's future results of operations or financial position.

The following financial statements of PE are presented herein:

       Independent Auditors' Report.

       Combined Balance Sheet As Of 31 December 1994.

       Combined Income Statement For The Year Ended
       31 December 1994.

       Combined Cash Flows Statement For The Year Ended
       31 December 1994.

       Notes to Combined Financial Statements As of
       31 December 1994.

COOPERS & LYBRAND




To the Share Owner of
POLIMERI EUROPA S.r.l.


1. We have examined the accompanying combined financial statements of POLIMERI EUROPA S.r.l. as of 31 December 1994, reflecting the contributions by ENICHEM S.p.A. ("ENICHEM") of its polyethylene operations in Italy, France and Germany to the POLIMERI EUROPA S.r.l. joint venture, as described in Note 1 to the combined financial statements. The combined financial statements are composed of the combined balance sheet as of 31 December 1994, the combined statements of income and cash flows for the year then ended and the notes to the combined financial statements. These combined financial statements are the responsibility of ENICHEM's Management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

2. Our examination was made in accordance with established auditing principles and, in conformity with these principles, we have referred to the correct accounting principles emanated by the Consigli Nazionali dei Dottori Comercialisti e dei Ragionieri. These standards require that we plan for and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Management, as well as evaluating the overall combined financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

3. In our opinion, based on our audits the combined financial statements referred to above present fairly, in all material respects, the combined financial position at 31 December 1994 of operations to be contributed to the POLIMERI EUROPA S.r.l. joint venture, described in Note 1 to the combined financial statements, and the results of its operations and its cash flows in accordance with generally accepted accounting principles in Italy, specified in Note 2. to the combined financial statements.

4. The combined financial statements were prepared in accordance with the accounting principles generally accepted in Italy, which differ in certain respects from United States generally accepted accounting principles as set out in Note 4 to the combined financial statements.



COOPERS & LYBRAND s.a.s.





Milan, 30 April 1995

                      POLIMERI EUROPA S.r.l.

          COMBINED BALANCE SHEET AS OF 31 DECEMBER 1994



                                                          Lit./million

Assets:

Cash and cash equivalents                                        7,291

Notes and accounts receivable:
- -      customer                                                376,708
- -      related parties                                         118,709
Total notes and accounts receivable                            495,417


Inventories:
- -      raw materials and supplies                               87,268
- -      finished stores                                          90,272
Total inventories                                              177,540


Other current assets                                            29,374
                                                             _________

Total current assets                                           709,622
                                                             _________

Property, plant and equipments net                           1,305,025
                                                             _________

Total assets                                                 2,014,647

























         See accompanying notes to combined financial statements

                      POLIMERI EUROPA S.r.l.

          COMBINED BALANCE SHEET AS OF 31 DECEMBER 1994



                                                          Lit./million

Liabilities and Net assets:
Notes and accounts payable:
- -      third parties                                           123,309
- -      related parties                                         114,254
Total notes and accounts payable                               237,563

Notes payable-vendor construction in progress                    8,046
Bank overdrafts                                                 23,379
ENI Group financing                                            553,655
Accrued liabilities                                             51,416
Current installments:
- -      related parties                                             364
- -      other                                                     5,358
Total current liabilities                                      879,781

Long term debt:
- -      related parties                                           1,171
- -      other                                                    10,348
Employees' leaving entitlements                                 34,067
Total liabilities                                              925,367


Minority interest                                               31,318


Net assets                                                   1,057,962


Total liabilities and net assets                             2,014,647






















         See accompanying notes to combined financial statements

                      POLIMERI EUROPA S.r.l.

                COMBINED INCOME STATEMENT FOR THE
                    YEAR ENDED 31 DECEMBER 1994



                                                          Lit./million

Net sales:  -  third parties                                1,361,380
            -  related parties                                569,990
Total net sales                                             1,931,370

Variable manufacturing cost                                (1,259,074)
Variable distribution cost                                   (160,266)
Period manufacturing cost                                    (210,167)
Period distribution cost                                      (12,782)
Gross margin                                                  289,081

Research and development                                      (13,741)
Commercial expense                                            (18,096)
Administrative expense                                        (40,579)
All other overheads                                            (7,539)
Total overheads                                               (79,955)

Depreciation and amortization                                 (95,395)
Income from operations                                        113,731

Interest income - related parties                               2,067
All other income                                               27,705
Total other income                                             29,772
                                                           ----------
Exchange loss                                                  (4,649)
Loss on sale of fixed assets                                      (10)
Other non-operating expenses                                  (29,657)
Capital tax                                                    (1,011)
Interest expense: - long term debt                            (15,267)
                  - other                                      (7,811)
                  - related parties                           (40,141)
Total other expenses                                          (98,546)
Profit before income tax                                       44,957
Income tax                                                    (17,194)

Profit before minority interest                                27,763
Minority interest (loss)                                        1,361

Net profit                                                     29,124












         See accompanying notes to combined financial statements

                      POLIMERI EUROPA S.r.l.

               COMBINED CASH FLOWS STATEMENT FOR THE
                    YEAR ENDED 31 DECEMBER 1994



                                                          Lit./million

Cash flows from operating activities

Net profit                                                      29,124
Non cash items included in net loss:
- -      minority interest                                        (1,361)
- -      depreciation                                             95,395
- -      T.F.R. allowance                                          6,212

Changes in assets and liabilities:
- -      increase in notes and accounts receivable               (98,519)
- -      decrease in inventories                                  13,358
- -      increase in other current assets                             (8)
- -      decrease in notes and accounts payable                  (20,289)
- -      decrease in accrued liabilities                          (6,218)
- -      decrease in employees' leaving entitlements             (11,922)

Cash produced in operating activities                            5,772
                                                              ________
Cash flows from investing activities:

Additions to property, plant and equipment                     (28,283)
Change in minority interest                                    (18,005)
Cash flows used for investing activities                       (46,288)
                                                              ________
Cash flows from financing activities

Change in other financing:
- -  short term                                                   10,264
- -  long term                                                  (215,758)
Change in ENI Group financing:
- -  short term                                                  222,233
- -  long term                                                      (364)
Cash flows used for financing activities                        16,375
                                                              ________

Decrease in cash                                               (24,141)
Cash at  beginning of year                                      31,432
Cash at  end of year                                             7,291


Supplemental cash flow data:
   Cash paid during the year for interest                       63,219
   No actual cash payments were made for income taxes.







        See accompanying notes to combined financial statements

                        POLIMERI EUROPA S.r.l.

              NOTES TO COMBINED FINANCIAL STATEMENTS
                        AS OF 31 DECEMBER 1994


1  Basis of presentation

In February 1995, ENICHEM S.p.A. ("ENICHEM"), a company incorporated in Italy, and UNION CARBIDE CORPORATION, a company incorporated in the United States of America, signed an agreement for a joint venture in the polyethylene sector. The joint venture was named POLIMERI EUROPA S.r.l. (the "joint venture").

This agreement provides for the contribution by ENICHEM of its polyethylene operations in Italy, France and Germany to the joint venture.

The joint venture formally commenced activity on 1 February 1995.

These combined financial statements present the combined results of the companies and of the operations ("the entities") to be contributed to the joint venture by ENICHEM S.p.A. prepared from the financial statements of the entities specified below on the basis of the accounting principles and policies stated in note 2.

The combined financial statements include the financial statements of:

  -  POLIMERI EUROPA S.r.l. (a wholly-owned subsidiary of ENICHEM);

  - ENICHEM's polyethylene operations (including the Brindisi, Priolo, Gela, Ragusa and Ferrara production sites, and excluding the Porto Torres and Assemini production sites);

  -  ENICHEM's storage facilities at the Brindisi production site;

  -  ECP-EniChem Polymeres France S.A. (a wholly-owned subsidiary of ENICHEM);

  -  STOCKNORD S.A. (a majority-owned subsidiary of ECP-EniChem Polymeres
France);

  -  COPENOR GIE (a majority-owned subsidiary of ECP-EniChem Polymeres
France);

  -  ENICHEM DEUTSCHLAND's polyethylene operations.

ECP-Enichem Polymeres France S.A. is the owner of a 70% interest in COPENOR GIE and of 70% of the shares of STOCKNORD S.A.

A reconciliation for Net assets at 31 December 1994 and the net profit for the year then ended between the figures, as presented in these combined financial statements and those which would result from a preparation in accordance with United States Generally Accepted Accounting Principles is provided in note 4.

Receivables, payables, revenues and expenses between the above entities have been eliminated on combination, as have any profits or losses made on transactions among the entities, which have yet to be realized with third parties.

Management estimates that interest expense are in the same amounts as those shown in the combined income statement.

2    Summary of significant accounting policies

2.1  Cash and cash equivalents

All highly liquid debt instruments with original maturity of three months or less are considered cash equivalents.

2.2  Notes and accounts receivable

Receivables are booked at net realisable value.

2.3  Transactions in foreign currencies

Transactions in foreign currencies are recorded at the exchange rates ruling at the date of the operations.
Receivables and payables in foreign currencies are stated in lire using the exchange rate ruling at the balance sheet date. Any gains or losses arising from this adjustment are reflected in the income statement.
Foreign currency receivables and payables covered by hedging operations are stated using the exchange rate used for such operations. They are also adjusted to reflect the renewing and/or closing of such operations.

2.4  Inventories

Inventories, including spare parts, are stated at the lower of cost or market. Cost is determined using the average weighted cost method for all inventories. Market is determined as replacement cost for raw materials and supplies and as net realisable value for semifinished and finished products.
Goods and services which are acquired from other operations of ENICHEM are recorded at internal transfer prices which are substantially equivalent to market prices.

2.5  Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is provided by the straight-line method over the assets' estimated useful lives.

Expenditures for maintenance, repairs and minor replacements are charged to current operations. Expenditures for major replacements and betterments are capitalized.

2.6  Goodwill

Goodwill has been classified in property plant and equipment net and is being amortized on a straight-line basis over 10 years.

2.7  Research and development

Research and development costs are expensed as incurred.

2.8  Notes and accounts payable

Notes and accounts payable are stated at nominal value.

2.9  Other long-term obligations

Other long-term obligations are stated at the contractual value.

2.10  Long term debt

Long term debt is stated at nominal value. Accrued interest is included in 'Accrued liabilities'.

2.11  Employees leaving entitlements

The amount booked to 'Employees leaving entitlements' corresponds to the actual debt of the joint venture vis-a-vis their own employees for obligations accrued at year-end, according to law ruling in each country in which the joint venture have employees.

2.12  Capital grants

Capital grants are not recognised until there is a reasonable assurance that the entities have complied with the conditions attaching to them and that the entities will actually receive the grants.

2.13  Revenue recognition

Revenue from sales is recognised when the significant risks and rewards of ownership have been transferred to the buyer and no significant uncertainties exist regarding the terms of the sale; such moment is usually identified as when upon delivery of the goods ownership passes.

2.14  Taxation

Current income taxes are recorded at the amount expected to be payable to the authorities, based on prevailing rates.
Deferred taxes are recorded in the provision for income taxes at the current tax rates for temporary differences which are expected to result in a liability, and are adjusted for subsequent changes in tax rates; likewise, deferred tax assets are recorded under other receivables in the current assets when income taxes have been prepaid in respect of temporary differences. Deferred taxes are not accounted for when there is reasonable evidence that the timing differences will not reverse for at least three years or, upon reversal after this period, will not result in the payment or recovery of income taxes.
Tax benefits from tax losses carried forward are only credited to income in the year in which they are utilised.
The special taxation on shareholders' equity of the Italian Group companies is charged against income.

2.15  Contingencies

Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when the amount of the assessment and/or remediation cost is probable and can be reasonably estimated.

3  Financial statements

3.1  Cash and cash equivalents

The amount is analysed as follows:
                                                          Lit./million
Italy                                                                -
France                                                           2,893
Germany                                                          4,398
                                                                 7,291

The caption is principally composed of positive current account balances with banks.

3.2  Notes and accounts receivable

                                                          Lit./million
Third parties                                                  412,248
Related parties                                                118,709
                                                               530,957

(-) Allowance for bad debt                                     (35,540)
Net                                                            495,417

Related parties:
ENICHEM Group                                                  116,787
ENI Group                                                        1,922
                                                               118,709

With respect to the receivables due from the ENICHEM Group, Lit 36,299 million relates to intercompany receivables due from the base chemicals division of ENICHEM and the remainder (Lit.82,410 million) consists of receivables due from foreign trading companies for the sale of polyethylene.

3.3  Inventories

                                                          Lit./million
Raw materials                                                    79,789
Finished goods                                                   91,190
Spare parts                                                       8,443
                                                                179,422

Provision for obsolescence:
Raw materials                                                      (173)
Finished goods                                                     (918)
Spare parts                                                        (791)
                                                                 (1,882)
Net                                                             177,540

The provision for obsolescence has been set up with respect to slow moving products and is calculated using the difference between the industrial cost of the goods and their estimated realisable price.

3.4  Other assets
                                                          Lit./million
Receivables due from employees                                   3,347
Tax credits                                                     12,354
Reimbursement due from Insurance Companies                       6,000
Other                                                            7,673
                                                                29,374

3.5  Property, plant and equipments net
                                                          Lit./million
Buildings                                                      106,224
Plant                                                        1,157,480
Assets under construction                                        9,634
Other assets                                                     8,953
Total assets                                                 1,282,291

Goodwill                                                        45,468
Accumulated Amortization                                       (22,734)
                                                                22,734
                                                             1,305,025

Depreciation is calculated on the basis of the residual estimated useful life of the assets, specified as follows:

                                                                Years
Buildings                                                      10 - 28
Plant                                                           4 - 28
Other assets                                                    3 - 10

The entities have applied for capital grants in the amount of Lit.123,500 million. In accordance with the policy described in note 2.12, these grants are not yet recorded.

3.6  Notes and accounts payable
                                                          Lit./million
Third parties                                                  123,309
Related parties                                                114,254
                                                               237,563

Related parties:
ENICHEM Group:
- - Base chemicals division (ethylene and virgin naphtha)         87,348

ENI Group:
AGIP PETROLI S.p.A. (virgin naphtha) and FRENE S.r.l.
(energy and steam)                                              26,906
                                                               114,254

3.7  Bank overdraft

The amount is analysed as follows:

                                                          Lit./million
Italy                                                              980
France                                                           3,542
Germany                                                         18,857
                                                                23,379


The amount includes a negative current account balance with ATOCHEM (Lit.3,542 million).


3.8  ENI Group financing

This caption consists of current account payables to CHEMFIN S.p.A. (a wholly-owned Italian subsidiary of ENICHEM) and ENICHEM FRANCE S.A. (a wholly-owned French subsidiary of ENICHEM) with respect to the French companies. The average interest rate in 1994 was 9%.

3.9  Accrued liabilities

                                                          Lit./million
Related parties (ENICHEM FRANCE S.A.)                            7,056

Other:
Employees                                                       14,235
Social security institutions                                     5,648
Taxes                                                            5,350
Other                                                           19,127
                                                                51,416

3.10  Long-term debts

                                 Lit./million           Last       Interest
                             Short Term  Long Term   installment     rate

CREDIT NATIONAL (France)          2,525      5,234         1997      10.25%
POLYCHIM (France)                 1,670      3,673         1998      10.25%
S.D.R. (France)                     583        331         1998      11.75%
B.N.L. (Division
  polyethylene)                     287        155         1996      10.40%
IRFIS (Division
  polyethylene)                     130        157         1996       4.20%
Ministry of Industry
  and Commerce (Division
  polyethylene)                     163        798         2000       2.75%
ENI (Division
  polyethylene)                     364      1,171         2000       7.50%
                                  5,722     11,519

3.11  Employees' leaving entitlements

Changes in employees' leaving entitlements were as follows:

                                                          Lit./million
Opening balance 1 January 1994                                  39,690
Accruals of the period                                           6,212
Exchange differences                                               121
Payments                                                       (11,956)
Ending balance                                                  34,067

3.12  Minority interest

The caption represents the 30% interest of ATOCHEM in the consolidated subsidiaries COPENOR GIE and STOCKNORD S.A..

3.13  Net assets

The net assets of the entities consist in the difference between the total combined assets value and the total combined liabilities value.

3.14  Net sales

                                                          Lit./million
Third parties                                                1,361,380
Related parties                                                569,990
                                                             1,931,370

Related parties are analysed as follows:
ENICHEM Group:
Base chemicals division of ENICHEM                             221,074
Foreign trading companies                                      333,485

ENI Group:
FRENE S.r.l.                                                    15,431
                                                               569,990

Sales in Europe represent 86.5% of total net sales.

3.15  Manufacturing costs

Costs incurred by the entities related to:

  - transfer of virgin naphtha and ethylene from the base chemicals division of ENICHEM;

  - transfer of utilities and industrial services from the industrial services division of ENICHEM;

  -  receipt of electrical energy and steam from FRENE S.r.l.;

  -  receipt of virgin naphtha from AGIP PETROLI S.p.A., an ENI Group company;

  - receipt of utilities and industrial services from PRAOIL (today AGIP PETROLI S.p.A.).

3.16  Gross margin

Gross margin is analysed as follows:

                                                          Lit./million
Italy                                                          162,703
France                                                         113,550
Germany                                                         12,828
                                                               289,081

Plant distribution of gross margin is as follows:

                                                          Lit./million
Brindisi cracker                                                74,074
Dunkerque cracker                                               39,201
Polyethylene production sites:
Italy                                                           88,629
France                                                          74,837
Germany                                                         12,340
                                                               289,081

3.17  Capital tax

In Italy an amount equal to 0.75% of net equity is due as 'Net worth tax' each year, based on the financial statements approved by the shareholders.


4     Reconciliation to Generally Accepted Accounting Principles in the United
States of America

The accounting policies followed in the preparation of the combined financial statements (ENI GAAP) vary in certain respects from those generally accepted in the United States of America (US GAAP).

The only differences which had a material effect on the net loss and on the net assets are the following:

Income taxes

As explained in note 2.14, the combined financial statements does not provide for deferred taxes relating to certain temporary differences and tax losses carried forward.

Accounting Principles Generally Accepted in the United States require that deferred tax assets and liabilities be computed annually for those differences between the financial statement and tax bases of assets and liabilities which will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to reverse.




Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                                                   Lit./million

                                           Net profit       Net assets

As reported                                  29,124        1,057,962
Deferred taxes                               (1,800)          (1,700)
As per US GAAP                               27,324        1,056,262

(b)  Pro Forma Financial Information.

     The unaudited pro forma information presented in this section for the year ended December 31, 1994 is derived from UCC's audited consolidated statement of income for the year ended December 31, 1994. The unaudited pro forma information presented in this section for the quarter ended March 31, 1995 is derived from UCC's unaudited condensed consolidated statement of income for the three months ended March 31, 1995, which includes all adjustments (consisting of only normal recurring accruals) that, in the opinion of management, are necessary for a fair presentation of such data.
The unaudited pro forma information is presented for illustrative purposes only and does not purport to represent what UCC's results of operations would have been if the events described therein had occurred on the dates specified, nor are they intended to project UCC's results of operations for any future period. The unaudited pro forma information should be read in conjunction with UCC's consolidated financial statements and notes thereto which are contained in UCC's Annual Report on Form 10-K for the year ended December 31, 1994 and in UCC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

     In the first quarter of 1995, UCC acquired 50% of the equity of Polimeri Europa, S.r.l., a joint venture company, and reduced its 50 percent interest in UCAR International Inc. ("UCAR"). Both of these transactions are reflected in UCC's Condensed Consolidated Balance Sheet as of March 31, 1995 included in UCC's Form 10-Q for the quarterly period ended March 31, 1995. A description of each of these transactions and of their related pro forma effects on UCC's income statements for the year ended December 31, 1994 and the quarter ended March 31, 1995 follows.


(1)  Polimeri Europa Equity Acquisition

     On March 31, 1995, UCC acquired 50% of the equity of Polimeri Europa, S.r.l., a joint venture company. EniChem S.p.A. retained the other 50% of the equity in PE. In anticipation of UCC's acquisition of its equity interest, EniChem had transferred to PE all of its polyethylene business, excluding its wire and cable compounds business. The purchase price for UCC's 50% share of the joint venture's equity was DM323,000,000, and was determined by arms-length negotiations between UCC and EniChem.

     The joint venture's business includes polyethylene production and research and development facilities in Italy, Germany and France, ethylene steam crackers in Italy and France, EniChem's polyethylene resin technology, and EniChem's polyethylene sales activities. The venture also holds a non-exclusive license of UCC's UNIPOL technology. The shareholders intend to use the joint venture's assets to continue to operate the polyethylene business.

     If this acquisition had occurred effective January 1, 1994, UCC's share of net income from corporate investments carried at equity and net income - common stockholders for the year ended December 31, 1994 would have decreased less than $1 million.

     During the first quarter of 1995 PE experienced higher prices for substantially all of its products. If this acquisition had occurred effective January 1, 1995, UCC's share of net income from corporate investments carried at equity and net income - common stockholders for the quarter ended March 31, 1995 would have increased by $27 million, and earnings per share would have increased $0.19 per share, primary, or $0.17 per share, fully diluted. The weighted average number of common shares used for the pro forma E.P.S. calculations for the quarter ended March 31, 1995 is 144,891,875 primary and 161,612,941 fully diluted.

     (2)  UCAR International Recapitalization and Sale

     On January 26, 1995, UCC and Mitsubishi Corporation of Japan
("Mitsubishi") concluded the sale of newly issued common stock representing 75% of UCAR International Inc.'s outstanding shares to a new company formed by Blackstone Capital Partners II Merchant Banking Fund L.P. UCAR had been a 50/50 joint venture of UCC and Mitsubishi.

     UCC received $343 million in net cash proceeds and retained a 25% equity interest in UCAR. The transaction resulted in a nonrecurring gain of $220 million ($154 million after tax, or $1.06 per share, primary, or $0.95 per share, fully diluted). UCC used a portion of the cash proceeds for the acquisition of a 50% interest in Polimeri Europa, S.r.l., and the remainder for general corporate purposes.

     If this transaction had occurred effective January 1, 1994, UCC's share of net income from corporate investments carried at equity and net income - common stockholders for the year ended December 31, 1994 would have been reduced by $54 million, and earnings per share would have decreased $0.35 per share, primary, or $0.32 per share, fully diluted.

     If this transaction had occurred effective January 1, 1995, UCC's share of net income from corporate investments carried at equity and net income - common stockholders for the quarter ended March 31, 1995 would have been reduced by $4 million, and earnings per share would have decreased $0.03 per share, primary, or $0.02 per share, fully diluted.


Summary of Pro Forma Effects of First Quarter Transactions

     Had the Polimeri Europa equity acquisition and the UCAR International recapitalization and sale occurred effective January 1, 1994, UCC's share of net income from corporate investments carried at equity and net income - common stockholders for the year ended December 31, 1994 would have been reduced by $54 million, or $0.35 per share, primary, or $0.32 per share, fully diluted.

     Had the Polimeri Europa equity acquisition and the UCAR International recapitalization and sale occurred effective January 1, 1995, UCC's equity share of net income from corporate investments carried at equity and net income - common stockholders for the quarter ended March 31, 1995 would have been increased by $23 million, or $0.16 per share, primary, or $0.15 per share, fully diluted.


(c)  Exhibits.

         2.   Stock Purchase and Sale Agreement dated as of
              February 9, 1995, as amended by letter agreement dated
              March 31, 1995, between EniChem S.p.A. and Union Carbide Corporation. (Incorporated herein by reference to Exhibit 2 to UCC's Current Report on Form 8-K, date of earliest event reported: March 31, 1995, File No. 1-1463, filed April 10, 1995.)

        23    Consent of Coopers & Lybrand s.a.s.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









Date:  May 26, 1995



                                        UNION CARBIDE CORPORATION





                                        By     J. MACDONALD
                                               J. Macdonald
                                               Assistant Secretary

                             EXHIBIT INDEX


                                                                         Page
Exhibit                                                                 Number

   2.    Stock Purchase and Sale Agreement dated as of
         February 9, 1995, as amended by letter agreement dated
         March 31, 1995, between EniChem S.p.A. and Union Carbide Corporation. (Incorporated herein by reference to Exhibit 2 to UCC's Current Report on Form 8-K, date of earliest event reported: March 31, 1995, File No. 1-1463, filed April 10, 1995.)

  23.    Consent of Coopers & Lybrand s.a.s.                              20